Exhibit 10.1

SEVERANCE AND GENERAL RELEASE AGREEMENT

    This Agreement (the "Agreement") is entered into by and among Thomas DeLuca ("Employee") and Augme Technologies, Inc., Hipcricket, Inc., and Geos Communications IP Holdings., (“Augme” or “Hipcricket” or “Geos” or “Employer” or “the Company”) to describe the terms of Employee’s separation from employment with the Company.  For the consideration described herein, Employee and the Company agree as follows:

    1.  SEPARATION FROM EMPLOYMENT

    Employee’s employment with the Company (in any capacity including any officer positions in the Company or any of its subsidiaries including without limitations the offices of Chief Operating Officer) will end effective October 1, 2012 (the "Separation Date") but the Agreement is dated October 17, 2012.  The Company will pay Employee for all services provided through the Separation Date. The Employee and Employer understand and agree that either the marking of this Agreement nor the fulfillment of any condition or obligation of this Agreement constitutes an admission of any liability or wrongdoing by either the Employee or the Employer.

    2.  ACCRUED VACATION, EXPENSE REIMBURSEMENT

       2.1 Reimbursement for Expenses Incurred.  The Company shall reimburse Employee for reasonable and necessary business expenses incurred before the Separation Date to the extent such expenses are reimbursable under the Company's normal expense reimbursement policies and procedures, and provided that receipts or other acceptable documentation for such expenses are submitted in accordance with standard Company policy.

    3.  SEVERANCE PAY AND SEVERANCE BENEFITS

       3.1 Severance Pay.  The Company agrees to pay Employee, (totaling $175,000) as severance pay (the “Severance Payment”).  The Company has paid Employee $11,666.67 in the Company’s prior payroll period.  The Company will pay Employee,in one installment, the remaining amount of Employee’s Severance Payment, $163,333.33, in the Company’s next regular payroll beginning after the Effective Date. The Severance Payment shall be subject to withholding and deduction for payroll taxes and other deductions as are required by federal and state law.  The Severance Payment shall be paid in equal installments in conjunction with the Company’s regular payroll beginning after the Effective Date.

    4.  STOCK OPTIONS

       4.1 Stock Options. Employer and Employee agree that as of the Separation Date, Employee has fully-vested 125,000 qualified options exercisable at $1.50.  This will serve as your reference that you may for up to three months from the Separation Date under Section 9.2 (a) of the attached Augme 2010 Incentive Stock Option Plan exercise a total of 125,000 options and cause the issuance of these amount of underlying common shares of Augme to be issued free from restrictions to you.

       4.2 Incentive Stock Option Plan. To the extent that the Options are exercisable, Employee acknowledges that the Options must be exercised in accordance with the terms of the Company’s Incentive Stock Option Plan (“ISO”).

       4.3 Forfeiture of Stock Options. Employee further agrees that, to the extent that Employee has been granted options to purchase common stock of the Company in addition to the foregoing Options, Employee’s rights with respect to any such additional options have not yet vested and will not vest, Employee will have no rights with respect to such additional options.

    5.  HOUSING

    Following the Separation Date, the Company will reimburse you $89,000 for a contracted New York apartment and its partial furnishing.  This payment shall be paid in one installment upon execution of the Agreement in conjunction with the Company’s regular payroll beginning after the Effective Date.

    6.  GROUP MEDICAL BENEFITS COVERAGE/STOCK/OTHER BENEFITS

    After the Separation Date, Employee and/or his dependents shall be eligible to elect a temporary extension of group health plan coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as subsequently amended (“COBRA”).  After the Separation Date, Employee’s rights and obligations with respect to all other benefits plans, including any stock rights, stock options, 401(k), disability and life insurance, shall be governed by the terms of all applicable plans and laws.

    7.  FULL PAYMENT

    Employee agrees that, with the payment of his final pay through the Separation Date, the Company has paid Employee all compensation arising out of Employee’s employment, including, but not limited to, base pay, bonus, commission, and any other compensation.

    8.  RESIGNATION

    Effective as of the Separation Date, Employee will be deemed to have resigned as the Chief Operating Officer Company. Furthermore, on the Separation Date, Employee will deliver to the Company an executed resignation letter, in substantially the form attached hereto as Exhibit A. The contents of the resignation latter shall form the substance of the Company’s 8-K filing with respect to the Employee’s departure.

    9.  GENERAL RELEASE OF CLAIMS

       9.1 Release.  In consideration of the Company's provision of severance pay and other benefits, Employee hereby releases the Company, any Company-sponsored Employee benefit plan in which Employee participates, and any of their Employees, agents, officers, directors, shareholders, insurers, successors and assigns (and their respective marital communities), from all claims, demands, actions or causes of action of any kind or nature whatsoever which Employee may now have or may ever have had against any of them, whether such claims are known or unknown, including claims under local, state, federal or common law with respect to any of the following: (a) breach of contract; (b) harassment, discrimination, retaliation, or constructive or wrongful discharge; (c) lost wages, lost Employee benefits, physical and personal injury, stress, mental distress, or impaired reputation; (d) claims arising under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act, the Equal Pay Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Workers Adjustment and Retraining Notification Act, the Older Workers Benefits Protection Act, or any other federal, state or local laws or regulations governing the employer-Employee relationship or prohibiting employment discrimination; (e) attorneys’ fees; and (f) any other claim arising from or relating to Employee’s employment with the Company and/or Employee's separation from employment.  Employee acknowledges that he may hereafter discover facts different from or in addition to those which Employee now believes to be true with respect to such claims; nevertheless, Employee agrees that the release shall be and remain effective in all respects.  This release shall not prohibit Employee from filing an administrative charge with the Equal Employment Opportunity Commission but shall constitute a release and waiver of any claim or right to monetary damages or relief in such a charge or claim.

    Employee acknowledges that he/she may hereafter discover facts different from or in addition to those which Employee now knows or believes to be true with respect to such claims; nevertheless, Employee agrees that the foregoing release shall be and remain effective in all respects, notwithstanding such different or additional facts, or the discovery thereof, and further hereby expressly waives any and all rights provided in California Civil Code Section 1542 which provides as follows:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

       9.2 No Action on Released Claims.  Employee agrees not to sue or pursue any court or administrative action against the Company, or any of its employees, agents, officers, directors or shareholders, regarding any claims released herein or otherwise arising from Employee’s employment with the Company or Employee's separation from employment, except with respect to any breach by the Company of its obligations under this Agreement.  If any government agency brings any claim or conducts any investigation against Employer, nothing in this Agreement forbids Employee from cooperating in such proceedings or providing truthful testimony, but by this Agreement, Employee waives and agrees to relinquish any damages or other individual relief that may be awarded as a result of any such proceedings.

    10.  REVIEW AND REVOCATION PERIOD; EFFECTIVE DATE

    Employee has been given 21 days to review this Agreement (the "Review Period") beginning with the date that it is first provided to him.  Employee is encouraged to consult an attorney to review its terms.  In the event that Employee signs this Agreement before expiration of this 21-day period, she waives all remaining time to consider this Agreement.  By signing this Agreement, Employee acknowledges that (a) the Company has advised Employee to consult with counsel, and (b) Employee has either consulted an attorney or has voluntarily elected not to do so.  After signing the Agreement, Employee may revoke this Agreement by providing written notice of the decision to revoke the Agreement to the Company at the following address: 4400 Carillon Point, Kirkland, WA 98033 (Attn: Kimberly Cunningham) within seven days after the date Employee signed this Agreement.  This Agreement will become effective on the first day after the seven-day revocation period expires (the "Effective Date").

    11.  RETURN OF COMPANY PROPERTY

    On or before the Separation Date, and as a condition of receiving Severance Payment and other benefits, Employee shall return to the Company all Company-owned communication devices, equipment and property and any documents, files or records of any nature, or any copy thereof that belong to the Company. Employee agrees that he will not, for any purpose, attempt to access or use any Company computer or computer system and will disclose to the Company all passwords necessary to enable the Company to access all information, which is password-protected on any of its computer equipment or on its computer network or system.  Employee shall be permitted to retain the laptop computer the Company provided to him during his employment.  Employee shall also be permitted to keep the Apple iPad the Company provided to him upon receipt of payment in the amount of $250.

    12.  CONFIDENTIALITY/NONDISPARAGEMENT

    Employee agrees to protect and maintain the confidentiality of all information in his possession related to the Company, including information about is finances, technology, employees, sales or prospective sales, customers and all other information not publicly not publicly known or available.  Employee agrees to abide by and reaffirms his obligations with respect to confidentiality and non-solicitation and other protections. Employee agrees that he will not disparage or criticize the Company, its Board of Directors, management, products or services and will not otherwise do or say anything that could interfere in any way with the Company’s Board of Directors and its corporate officers, speaking on behalf of the Company, shall not disparage Employee.

    13.  COVENANT NOT TO COMPETE

    Employee agrees that for twelve months after the Separation Date, he will not, directly or indirectly, enter into the employment of, render services to, or acquire any interest whatsoever, whether as a sole proprietor, partner, associate, shareholder, officer, director, consultant, trustee, lessor, creditor, or otherwise, in any business trade or occupation in competition with business of Employer. Employee agrees that damages for breach of this covenant will be difficult to determine and therefore consent that this provision may be enforced by temporary or permanent injunction, without the necessity of a bond. Such injunctive relief shall in addition to and not in place of any remedies at law. Employee agrees that the provisions of this paragraph are reasonable. However, should any court ever find that any provision within this paragraph is unreasonable, either in period of time, geographical area, or otherwise, then in that event Employee agrees that this paragraph shall be interpreted and enforced to the maximum extent which the court deems reasonable.

    14.  NO ADMISSION

    Employee understands and acknowledges that neither the Severance Payment and other benefits offered nor the execution and delivery of this Agreement by the Company constitutes an admission by the Company to (i) any breach of an agreement with Employee (ii) any violation of a federal, state or local statute, regulation or ordinance, or (iii) any other wrongdoing.

    15.  COOPERATION/CONFIDENTIALITY OF AGREEMENT

    Employee agrees to cooperate with the Company with respect to all matters arising during or related to his employment.  Employee will keep the terms including the amount of this Agreement completely confidential and will not disclose, directly or indirectly, any information concerning this Agreement to any person other than his attorneys, accountants, tax advisors, immediate family, or as otherwise required by law.  Employee further agrees that if he provides any information regarding the terms including the amount of this Agreement to his attorneys, accountants, tax advisors or immediate family, he will inform them that they must keep such information including the terms and amount completely confidential.

    16.  INFORMED AND VOLUNTARY AGREEMENT

    Employee declares that Employee has read and fully understands the terms of this Agreement, and its significance and consequence.  Employee understands and acknowledges that, except as specifically reserved herein, in exchange for the Severance Payment and other benefits, Employee is waiving and giving up every possible claim arising out of employment with the Company and/or the termination of that employment.

    17.  GOVERNING LAW/SEVERABILITY/ENTIRE AGREEMENT

    The parties acknowledge that this Agreement shall be interpreted under and enforced by and consistent with the laws of the State of New York.  The provisions of this Agreement are severable, and if any part of it is found to be unlawful or unenforceable, the other provisions of this Agreement shall remain fully valid and enforceable to the maximum extent consistent with applicable law.  This is the entire Agreement between Employee and the Company.  The Company has not made any promises to Employee other than those included within this Agreement.  This Agreement may be signed in counterparts.  Facsimile signatures are to be given the same force and effect as original signatures.

    18.  COMPLETE AGREEMENT

    This Agreement represents and contains the entire understanding between the Employee and Employer in connection with the subject matter of this Agreement.  The Employee and Employer expressly acknowledge and recognize that there are no oral agreements, understandings or representations in connection with the subject matter of this agreement between the parties other than those contained in this Agreement and any such prior agreements or understandings are specifically terminated.  This Agreement shall be binding upon and shall inure to the benefit of the executors, administrators, personal representatives, heirs, and/or successors and assigns of the parties.

PLEASE READ CAREFULLY.  THIS AGREEMENT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN EMPLOYMENT CLAIMS.

EMPLOYEE		AUGME TECHNOLOGIES, INC.
Signature:	/s/ Thomas DeLuca	By:	/s/ Robert F. Hussey
Printed Name:	Thomas DeLuca	Title:	Chief Executive Officer
Date:	October 18, 2012	Date:	October 18, 2012

HIPCRICKET, INC.
		By:	/s/ Robert F. Hussey
		Title:	Chief Executive Officer
		Date:	October 18, 2012

Geos Communications IP Holdings, Inc.
		By:	/s/ Robert F. Hussey
		Title:	Chief Executive Officer
		Date:	October 18, 2012

Enclosures:

Augme 2010 Incentive Stock Option Plan

EXHIBIT A

Form of Resignation letter

[SEE ATTACHED DOCUMENT]

October 17, 2012

Mr. Robert F. Hussey
Chief Executive Officer
Augme Technologies, Inc.
350 7th Avenue, 2nd Floor
New York, NY 10001

Dear Bob,

This letter is dated October 17, 2012 but I hereby resign as Chief Operating Officer of Augme Technologies, Inc., its wholly-owned subsidiary Hipcricket, Inc. and Geos Communications IP Holdings, Inc. (collectively the “Company”) effective October 1, 2012. My resignation is not because of a disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

With Regards,

/s/ Thomas DeLuca
Thomas DeLuca